[DESCRIPTION]AMENDMENT TO THE PEP BOYS- MANNY, MOE & JACK EXECUTIVE SUPPLEMENTAL
             PENSION PLAN

     WHEREAS, The Pep Boys - Manny, Moe & Jack (the "Company") has adopted The Pep Boys - Manny, Moe & Jack Executive Supplemental Pension Plan (the "Plan"), effective as of January 1, 1982, which was subsequently amended and restated effective January 1, 1988 and further amended effective February 13, 1992; and

     WHEREAS, the Company desires to further amend the Plan to include bonus renumeration received by the Plan participants in the definition of "Compensation" pursuant to the Plan and to change the computation of "Average Monthly compensation" for the Chief Executive Officer; and

     WHEREAS, Section 6.1 of the Plan authorizes the Board of Directors of the Company (the "board") to amend the Plan; and

     WHEREAS, the Board has taken action to so amend the Plan.

     NOW THEREFORE, the Plan is hereby amended, effective March 31, 1995, as follows:

   Article I, Section 1.5 of the Plan is hereby amended by excluding the words "but excluding amounts paid under any written executive bonus" and substituting therefor the words "; provided, however, that prior to March 31, 1995 Compensation shall exclude amounts paid under any written executive bonus plan, and on and after March 31, 1995 Compensation shall include such amounts."

   Article I, Section 1.3 of the Plan is hereby amended by adding the end thereto "; provided, however, that for the Chief Executive Officer of the Company, "Average Monthly Compensation" shall mean one-twelfth (1/12) of the average of his Compensation for the three Plan Years which yield the highest average."

   IN WITNESS WHEREOF, this amendment is hereby executed effective as of the 31st day of March, 1995.


                                     THE PEP BOYS - MANNY, MOE & JACK

                                     by: /s/Mitchell G. Leibovitz
                                     ----------------------------